Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of Aradigm Corporation pertaining to the Aradigm Corporation 2015 Equity Incentive Plan and the Aradigm Corporation Employee Stock Purchase Plan of our report dated March 30, 2017 relating to the consolidated financial statements of Aradigm Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California

March 1, 2018